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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SYNAVANT Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3445 Peachtree Road, NE, Suite 1400
Atlanta, Georgia 30326

Dear Stockholder:

        On behalf of the Board of Directors and management of SYNAVANT, we cordially invite you to attend the Annual Stockholders' Meeting of SYNAVANT Inc. (the "Annual Meeting"), to be held at the law firm of Womble Carlyle Sandridge & Rice, PLLC, 1201 West Peachtree Street NE, Suite 3500, Atlanta, Georgia, 30309, on Tuesday, May 13, 2003, at 10:00 a.m., local time, notice of which is enclosed.

        The following proposals are to be presented at the Annual Meeting:

  •
  to elect two directors for three-year terms expiring in 2006;

  •
  to ratify the appointment by our Board of Directors of PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending December 31, 2003; and

  •
  to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        We have included a copy of SYNAVANT's Annual Report to Stockholders, including its Form 10-K, with the Proxy Statement. We encourage you to read the Annual Report and the Form 10-K. The Form 10-K includes our audited financial statements for the fiscal year ended December 31, 2002, as well as information about our operations, markets, products and services.

        Whether you own a few or many shares of stock and whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the Annual Meeting. You are encouraged to specify your voting preference by so marking the enclosed proxy card. Please then sign and date the proxy card and return it in the enclosed envelope whether or not you plan to attend the Annual Meeting. If you do attend and wish to vote in person, you may revoke your proxy at the Annual Meeting.

        Your vote is very important, and we appreciate your cooperation in considering and acting on the matters presented.

                      Sincerely,

                      Wayne P. Yetter,
                       Chairman of the Board and
                      Chief Executive Officer

Atlanta, Georgia
April 10, 2003

3445 Peachtree Road, NE, Suite 1400
Atlanta, Georgia 30326
(404) 841-4000

NOTICE OF ANNUAL STOCKHOLDERS' MEETING
TO BE HELD MAY 13, 2003

        Notice is hereby given that the Annual Stockholders' Meeting of SYNAVANT Inc. will be held at the law firm of Womble Carlyle Sandridge & Rice, PLLC, 1201 West Peachtree Street, NE, Suite 3500, Atlanta, Georgia 30309, on Tuesday, May 13, 2003, at 10:00 a.m., local time, for the following purposes:

  1.
  Election of Directors. The election of two nominees for Class III Directors of SYNAVANT to serve until the 2006 Annual Stockholders' Meeting;

  2.
  Ratification of Auditors. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2003; and

  3.
  Other Business. The transaction of such other business as may properly come before the meeting, including adjourning the meeting to permit, if necessary, further solicitation of proxies.

        The Board of Directors has fixed the close of business on March 19, 2003, as the record date for the purpose of determining the stockholders who are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

        We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. You may revoke your proxy by filing with our Secretary an instrument of revocation or a duly executed proxy bearing a later date or by electing to vote in person at the meeting.

                      By Order of the Board of Directors

                      Wayne P. Yetter,
                       Chairman of the Board and
                      Chief Executive Officer

Atlanta, Georgia
April 10, 2003

Proxy Statement For 2003 Annual Stockholders' Meeting

TABLE OF CONTENTS

VOTING INFORMATION	1
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT	3
PROPOSAL 1—ELECTION OF DIRECTORS	5
EXECUTIVE COMPENSATION	9
STOCK PERFORMANCE GRAPH	13
COMPENSATION AND BENEFITS COMMITTEE REPORT	14
PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	23
AUDIT COMMITTEE REPORT	24
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	25
GENERAL INFORMATION	25
Exhibit A—SYNAVANT Inc. Audit Committee Charter	A-1

PROXY STATEMENT FOR
2003 ANNUAL STOCKHOLDERS' MEETING

VOTING INFORMATION

Purpose

        This Proxy Statement and the enclosed proxy card ("Proxy") are being furnished to you on behalf of the Board of Directors of SYNAVANT Inc., a Delaware corporation ("we" or "us"), in connection with the solicitation of proxies for use at our 2003 Annual Stockholders' Meeting ("Annual Meeting"), or at any adjournment or postponement thereof for the purposes set forth herein and in the accompanying Notice of Annual Meeting.

        The Annual Meeting will be held at 10:00 a.m., local time, on Tuesday, May 13, 2003, at the law firm of Womble Carlyle Sandridge & Rice, PLLC, 1201 West Peachtree Street, NE, Suite 3500, Atlanta, Georgia 30309. This Proxy Statement and the enclosed Proxy are first being mailed on or about April [4], 2003, to all stockholders who are entitled to vote.

Proxy Card and Revocation

        You are requested to promptly sign, date and return the accompanying Proxy to us in the enclosed postage-paid envelope. Any stockholder who has delivered a Proxy may revoke it at any time before it is voted by giving notice of revocation in writing to our Secretary or submitting to our Secretary a signed Proxy bearing a later date, provided that we actually receive such notice or Proxy prior to the taking of the stockholder vote, or by electing to vote in person at the Annual Meeting. Any notice of revocation should be sent to SYNAVANT Inc., 3445 Peachtree Road, NE, Suite 1400, Atlanta, Georgia 30326, Attention: Vincent J. Napoleon, Corporate Secretary. The shares of our common stock, $.01 par value ("Common Stock"), represented by properly executed Proxies received at or prior to the Annual Meeting and not subsequently revoked will be voted as directed in such Proxies. If instructions are not given, shares represented by Proxies received will be voted FOR election of the nominees for Director and FOR the ratification of the appointment of our independent auditors.

Who Can Vote; Voting of Shares

        Our Board of Directors has established the close of business on March 19, 2003, as the record date ("Record Date") for determining our stockholders entitled to notice of and to vote at the Annual Meeting. Only our stockholders of record as of the Record Date will be entitled to vote at the Annual Meeting. The affirmative vote of holders of a plurality of our outstanding Common Stock present in person or represented by Proxy and entitled to vote at the Annual Meeting will be required to elect two Directors to serve until the 2006 Annual Stockholders' Meeting. A plurality means that the nominees who receive the most votes for the available directorships will be elected as Directors. Accordingly, the withholding of authority by a stockholder (including broker non-votes) will not be counted in computing a plurality and thus will have no effect on the results of the election of such nominees. The affirmative vote of holders of a majority of our outstanding Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of our independent auditors and to approve any other proposals considered at the Annual Meeting. Under certain circumstances, brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called "broker non-votes"). A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. In such cases, those shares will be counted for the purpose of determining if a quorum is present but will not be included in the vote totals with respect to those matters for which the broker cannot vote. If a stockholder abstains from voting on a matter, those shares will be counted for the purpose of determining if a quorum is present and will be counted as a vote against such proposals.

        As of the Record Date, there were 15,242,578 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting, with each share entitled to one vote, and 4,079 holders of record of Common Stock.

        The presence, in person or by proxy, of holders of a majority of the outstanding shares of our Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum of the stockholders in order to take action at the Annual Meeting. For these purposes, shares of our Common Stock that are present or represented by proxy at the Annual Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on any matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any matter.

How You Can Vote

        You may vote your shares by marking the appropriate boxes on the enclosed Proxy. You must sign and return the Proxy promptly in the enclosed self-addressed envelope. Your vote is important. Please return your marked Proxy promptly so that your shares can be represented, even if you plan to attend the Annual Meeting in person.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table provides information concerning beneficial ownership of our Common Stock as of March 19, 2003, by:

  •
  each stockholder that we know owns more than 5% of our outstanding Common Stock;

  •
  each of our named executive officers;

  •
  each of our Directors; and

  •
  all of our Directors and executive officers as a group.

        The following table lists the applicable percentage of beneficial ownership based on 15,242,578 shares of Common Stock outstanding as of March 19, 2003. The information in the table is based upon information provided by each Director and each executive officer and, in the case of the beneficial owners of more than 5% of the outstanding Common Stock, the information is based upon filings with the Securities and Exchange Commission ("SEC"). Except where noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them.

        The second column shows separately shares of Common Stock that may be acquired by exercise of stock options within 60 days after March 19, 2003, by the Directors and named executive officers individually and as a group. These shares are not included in the numbers shown in the first column. Shares of Common Stock that may be acquired by exercise of stock options are deemed outstanding for purposes of computing the percentage beneficially owned by the persons holding these options but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. No warrants were outstanding as of March 19, 2003.

Name(1)	Number of Shares of Common Stock(2)	Number of Shares Subject to Options	Percentage of Common Stock
Wayne P. Yetter	144,428	508,640	4.15%
Clifford A. Farren, Jr.	1,790	290,298	1.88%
Vincent J. Napoleon	12,444	43,333	*
Kenneth Tyson	3,578	81,152	*
Timothy E. Waller	—	71,152	*
Peter H. Fuchs	4,459	12,500	*
Robert J. Kamerschen	18,268	12,500	*
H. Eugene Lockhart	9,897	12,500	*
Mary A. Madden	10,078	7,500	*
Barry L. Williams	6,242	12,500	*
State of Wisconsin Investment Board(3)	2,955,000	—	19.39%
Westport Asset Management, Inc.(4)	1,784,930	—	11.71%
Wellington Management Company, LLP(5)	1,569,210	—	10.29%
Entities affiliated with Glenview Capital Management, LLC(6)	2,641,679	—	17.33%
Directors and executive officers as a group (10 persons)	211,184	1,052,075	7.75%

*
Less than one percent.

(1)
Except as set forth herein, the business address of the named beneficial owner is c/o SYNAVANT Inc., 3445 Peachtree Road, N.E., Suite 1400, Atlanta, Georgia 30326.

(2)
Includes 103,428 restricted stock units for Mr. Yetter that have not fully vested and 12,444 restricted stock units for Mr. Napoleon that have not fully vested. For Non-Employee Board members, includes deferred stock units under the 2000 Non-Employee Directors' Deferred

  Compensation Program (See "Director Compensation"), which vest 20% per year commencing on the first anniversary of the date of grant: Mr. Fuchs, 3,345 total unvested deferred stock units; Mr. Kamerschen, 3,345 total unvested deferred stock units; Mr. Lockhart, 5,574 total unvested deferred stock units; Ms. Madden, 7,559 total unvested deferred stock units and Mr. Williams 3,345 total unvested deferred stock units. In addition, includes 6,673 vested deferred stock units for Mr. Lockhart and 2,230 vested deferred stock units for Mr. Williams.

(3)
State of Wisconsin Investment Board ("Wisconsin") filed an Amendment No. 3 to Schedule 13G with the SEC on February 13, 2003. The Schedule 13G/A shows that Wisconsin has sole power to vote 2,955,000 shares and sole power to dispose of 2,955,000 shares. The address of Wisconsin is P.O. Box 7842, Madison, Wisconsin, 53707.

(4)
Westport Asset Management, Inc. ("Westport"), and its subsidiary Westport Advisors LLC ("Advisors") filed a joint Amendment No. 3 to Schedule 13G with the SEC on February 14, 2003. The Schedule 13G/A shows that Westport and Advisors together may be deemed to beneficially own the number of shares reported in the table above, including sole power to vote 1,291,550 shares, shared power to vote 140,500 shares, sole power to dispose of 1,291,550 shares and shared power to dispose of 493,380 shares. Westport owns 50% of Advisors. Westport's address is 253 Riverside Avenue, Westport, Connecticut 06880.

(5)
Wellington Management Company, LLP ("WMC") filed an Amendment No. 1 to Schedule 13G with the SEC on February 12, 2003. The Schedule 13G/A shows that WMC, in its capacity as investment advisor, may be deemed to beneficially own the number of shares reported in the table above, which are held of record by clients of WMC. The Schedule 13G/A also shows that WMC has sole voting power and sole dispositive power over none of the reported shares and shared power to vote 1,452,290 of such shares and shared power to dispose of all of 1,569,210 of such shares. WMC's address is 75 State Street, Boston, Massachusetts 02109.

(6)
Glenview Capital Management, LLC ("Glenview") filed a Schedule 13G with the SEC on February 14, 2003. The Schedule 13G shows that Glenview, Glenview Capital GP, LLC, Glenview Capital Partners, L.P., Glenview Capital Partners (Cayman, Ltd.) and Glenview Institutional Partners, L.P., each has shared power to vote 2,641,679 shares and shared power to dispose of 2,641,679 shares. Glenview's address is 540 Madison Avenue, 33rd Floor, New York, New York 10022.

PROPOSAL 1—ELECTION OF DIRECTORS

Number and Classification

        Our Board of Directors currently consists of six Directors. Our bylaws provide that our Board of Directors will consist of not less than three Directors, with the precise number to be determined from time to time by the Board of Directors. The Board has set the number of Directors at six. The six Directors who comprise our Board of Directors are divided into three classes of Directors: Class I Directors, Class II Directors and Class III Directors, with each such class of Directors serving staggered three-year terms.

        At each annual meeting of stockholders, a class of Directors is elected for a three-year term to succeed the Directors of the same class whose terms are then expiring. Mr. Yetter and Ms. Madden serve in the class having a term that expires in 2004 (Class I); Messrs. Fuchs and Williams serve in the class having a term that expires in 2005 (Class II); and Messrs. Kamerschen and Lockhart serve in the class having a term that expires in 2003 (Class III).

Nominees

        We have selected two nominees that we propose for election to our Board as Class III Directors. The nominees for Class III Directors will be elected to serve a three-year term that will expire at our 2006 Annual Stockholders' Meeting. The two nominees for our Class III Directors are Messrs. Kamerschen and Lockhart, both of whom currently serve as Directors. Proxies cannot be voted at the Annual Meeting for a greater number of persons than the number of nominees named.

        Each of the nominees has consented to being named in this Proxy Statement and to serve as a Director if elected. In the event that any nominee withdraws or for any reason is not able to serve as a Director, the Proxy will be voted for such other person as the Board of Directors may designate (or to reduce the number of persons to be elected by the number of persons unable to serve), but in no event will the Proxy be voted for more than two nominees.

        Stockholders may withhold their votes from the nominees by so indicating in the appropriate box provided on the enclosed Proxy.

        The Board of Directors unanimously recommends that you vote FOR each nominee.

Board of Directors

        The following table sets forth the name and age of each of the two nominees for election as Class III Directors and the remaining Directors who will continue to serve on our Board of Directors, as well as his or her Director classification and length of service on our Board.

Name	Age	Director Classification	Year First Elected
Wayne P. Yetter	57	Class I	2000
Mary A. Madden	58	Class I	2000
Peter H. Fuchs	61	Class II	2000
Barry L. Williams	58	Class II	2000
Robert J. Kamerschen	67	Class III	2000
H. Eugene Lockhart	53	Class III	2000

Meetings and Committees of the Board

        Our Board of Directors held nine meetings during 2002. Each Director attended 75% or more of the aggregate number of meetings held by the Board of Directors and the committees on which he or she served. Our Board of Directors has three standing committees: the Audit Committee, the

Compensation and Benefits Committee and the Nominating and Corporate Governance Committee, which was formed in October 2002. See "General Information—Stockholder Proposals for 2004 Annual Meeting."

        The Audit Committee presently consists of Messrs. Williams (Chairman) and Fuchs and Ms. Madden. Each of the members of the Audit Committee is independent (as independent is defined in the applicable Nasdaq Marketplace listing standards). The Audit Committee has been assigned the principal functions of:

  •
  appointing and meeting with our independent auditors;

  •
  reviewing and approving the annual report of our independent auditors;

  •
  meeting with management regarding audit matters;

  •
  approving the annual financial statements; and

  •
  reviewing and approving summary reports of our independent auditor's findings and recommendations.

        The Audit Committee held four meetings during 2002.

        The Compensation and Benefits Committee presently consists of Messrs. Kamerschen (Chairman), Fuchs and Lockhart. As defined in its charter, the purpose of the Compensation and Benefits Committee is to:

  •
  develop executive compensation policies and programs that are designed to create a direct relationship between executive compensation levels and corporate performance and returns to stockholders; and

  •
  monitor the results of such policies and programs to assure that the compensation payable to our executive officers provides overall competitive pay levels, creates proper incentives to enhance stockholder value, rewards superior performance and is justified by the returns available to our stockholders.

        The Compensation and Benefits Committee held four meetings during 2002.

        The Nominating and Corporate Governance Committee presently consists of Messrs. Fuchs (Chairman) and Kamerschen and Ms. Madden. As defined in its charter, the purpose of the Nominating and Corporate Governance Committee is to:

  •
  provide assistance to the Board of Directors in identifying, screening and recommending qualified candidates to serve as our Directors; and

  •
  oversee matters of corporate governance and provide counsel to the Board of Directors with respect to Board organization, membership and function.

        The Nominating and Corporate Governance Committee held no meetings during 2002.

Director Compensation

        Directors who are not our employees currently include Messrs. Williams, Fuchs, Kamerschen and Lockhart and Ms. Madden. We currently pay non-employee Directors an annual retainer of $10,000 per year. Directors who are also employees do not receive retainers or any incremental compensation. In addition, each non-employee Director is granted annual non-qualified stock options to purchase 7,500 shares of our Common Stock. The non-qualified stock options vest one-third per year. Each non-employee Director also received a one time stock grant of $50,000 of deferred stock units which will vest one-fifth per year.

        Each non-employee Director may elect to have all or a specified part of the retainer and fees deferred as deferred stock units or a deferred cash amount, until he or she ceases to be a Director. Non-employee Directors also have the option to convert the retainer to Common Stock. The amount of deferred stock units credited or stock issued will be based on the fair market value of our Common Stock on the date the retainer is payable, which was the first business day in January.

        In addition, members of the Board of Directors are required to maintain a minimum level of stock ownership. In 2000, the Board of Directors approved Director and officer stock ownership guidelines. See "Compensation and Benefits Committee Report on Executive Compensation." Members of the Board of Directors are required to own at least 5,000 shares of Common Stock, achieving such minimum guideline level in no later than five years (at least one-half of the guideline must be met after three years).

Executive Officers

        The following table sets forth the name, age at March 19, 2003, and position of each executive officer.

Name	Age	Positions
Wayne P. Yetter	57	Chairman and Chief Executive Officer
Vincent J. Napoleon	43	Senior Vice President, Secretary and General Counsel
Kenneth Tyson	53	Senior Vice President, International
Clifford A. Farren, Jr.	39	Senior Vice President and Chief Financial Officer
Timothy E. Waller	55	Senior Vice President, Americas and Chief Technology Officer

        Our executive officers are appointed by the Board of Directors and serve until their successors are duly elected and qualified. There are no family relationships among any of our executive officers or Directors.

Biographies of Directors and Executive Officers

        Wayne P. Yetter serves as our Chief Executive Officer and Chairman of our Board of Directors. Prior to joining us, Mr. Yetter served as the Chief Operating Officer of IMS HEALTH. Prior to working at IMS HEALTH, Mr. Yetter served as the Chief Executive Officer of Novartis Pharmaceuticals Corp. and Astra Merck Inc. Mr. Yetter has served on the Board of Directors of the Pharmaceutical Research and Manufacturers Association, the HealthCare Institute of New Jersey and the National Pharmaceutical Council. He is a member of the Board of Trustees for Wilkes University. Mr. Yetter serves on the Board of Directors of Noven Pharmaceuticals, Inc., Transkaryotic Therapies, Inc. and the SEI Center for Advanced Studies in Management at the Wharton School. Mr. Yetter holds a B.A. degree in biology from Wilkes University and an M.B.A. degree from Bryant College.

        Vincent J. Napoleon serves as our Senior Vice President, Secretary and General Counsel. Prior to joining us, Mr. Napoleon served as Assistant General Counsel/Managing Director at PricewaterhouseCoopers LLP. There, Mr. Napoleon provided extensive corporate legal advice to the senior leadership of PricewaterhouseCoopers. Before joining PricewaterhouseCoopers, Mr. Napoleon spent two years heading the Corporate Group of the City of Philadelphia Law Department, where he handled complex commercial, real estate and finance transactions, strategic planning and policy initiatives. Mr. Napoleon has also served seven years as General Counsel for various Aerospace Group Business Units at General Electric Company, Martin Marietta Corporation and Lockheed Martin Corporation. Mr. Napoleon received a B.S. degree in business administration, with an emphasis on international business and marketing, at Georgetown University and a J.D. degree at the University of Pittsburgh School of Law.

        Kenneth Tyson, serves as our Senior Vice President, International. Prior to joining us, Mr. Tyson served as Vice President of ManTech Europe Limited where he was responsible for building the European software and services operation. Before joining ManTech, Mr. Tyson served as managing director UK then Vice President of European Operations for the FileNET Corporation. Mr. Tyson holds a first class honors degree in electronic and electrical engineering from the University of Birmingham.

        Clifford A. Farren, Jr. serves as our Senior Vice President and Chief Financial Officer. Prior to joining us, Mr. Farren served as Vice President, Finance of IMS HEALTH North America. Mr. Farren holds a B.B.A. in finance from St. Bonaventure University, Olean, New York.

        Timothy E. Waller serves as our Senior Vice President Americas and Chief Technology Officer. Prior to joining us, Mr. Waller served as Chief Information Officer for Per-Se Technologies, where he managed an organization that supported users nationwide in physician business support, commercial claims clearing house processing and medical billing information technology operations. Mr. Waller holds a B.S. degree in applied mathematics from the Georgia Institute of Technology.

        Peter H. Fuchs serves on our Board of Directors and is the Chairman of The Brain Technologies Corporation. Prior to joining The Brain Technologies Corporation, Mr. Fuchs served as Managing Partner of Practice Strategy at Andersen Consulting—now known as Accenture.

        Robert J. Kamerschen serves on our Board of Directors and is the retired Chairman and Chief Executive Officer of Advo, Inc. and a Senior Consultant. Mr. Kamerschen served as Chairman and Chief Executive Officer of DIMAC Marketing Corporation from August 1999 until February 2001. Prior to joining DIMAC Marketing Corporation, Mr. Kamerschen served as Chairman and Chief Executive Officer of Advo Inc. from November 1988 until June 1999. Mr. Kamerschen also serves on the Boards of Directors of Memberworks, Inc., Linens 'n Things, Inc., IMS HEALTH, R.H. Donnelly Corp. and Radio Shack Corp. On April 6, 2000, DIMAC Marketing Corporation filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court in Wilmington, Delaware. DIMAC and its subsidiaries emerged from bankruptcy protection on February 28, 2001.

        H. Eugene Lockhart serves on our Board of Directors and as of February 1, 2003, he became a Venture Partner at Oak Investment Partners. Prior to joining Oak Investment Partners, Mr. Lockhart served as President and Chief Executive Officer of The New Power Company. Prior to joining The New Power Company, Mr. Lockhart served as President of Consumer Services at AT&T and a member of the company's most senior executive body, the AT&T Operations Group. Mr. Lockhart served as President of BankAmerica Corporation's Global Retail Bank. Mr. Lockhart is Chairman of the Board of the New Power Company. In addition, Mr. Lockhart also serves on the Boards of Directors of IMS HEALTH, NPW, Inc. and The Radio Shack Corporation. On June 11, 2002, The New Power Company filed Chapter 11 bankruptcy protection in the United States Bankruptcy Court.

        Mary A. Madden serves on our Board of Directors and is the Chief Operating Officer of Valubond, Inc. Prior to joining Valubond, Inc., Ms. Madden previously served as the President and Chief Operating Officer of eAttorney and as President and Co-Chief Executive Officer of Information America, Inc.

        Barry L. Williams serves on our Board of Directors and is the President of Williams Pacific Ventures, Inc. Mr. Williams also serves on the Boards of Directors of Kaiser Permanente, PG & E Corp., Northwestern Mutual Life Insurance Company, Newhall Land and Farming Company, Simpson Manufacturing Company, Inc., CH2M Hill, Inc., USA Group, Inc. and R.H. Donnelly Corp.

EXECUTIVE COMPENSATION

        The following table provides certain summary information concerning compensation paid or accrued by us to or on behalf of our Chief Executive Officer and our four most highly compensated executive officers during 2002, 2001 and 2000 (our "Named Executive Officers").

Summary Compensation Table

Long-Term Compensation Awards(2)
Annual Compensation(1)
Securities Underlying Options/ SARs(#)
Name and Principal Position	Year(3)	Salary($)	Bonus($)(4)	Other Annual Compensation	Restricted Stock Awards($)(5)		All Other(6) Compensation($)
Wayne P. Yetter Chairman and Chief Executive Officer	2002 2001 2000	550,000 550,000 550,000	— 41,250 226,875	— — —	— 137,500 330,000	— 100,000 352,880	123,086 18,435 8,894
Clifford A. Farren, Jr. Senior Vice President and Chief Financial Officer(7)	2002 2001	210,000 206,894	47,000 7,140	— —	— —	35,000 50,000	66,000 10,362
Vincent J. Napoleon Senior Vice President, Secretary and General Counsel	2002 2001	231,188 225,000	28,969 11,250	— —	— 56,500	25,000 30,000	357,685 140,661
Kenneth Tyson Senior Vice President, International(8)	2002 2001	284,715 250,987	19,143 11,646	— —	— —	35,000 60,000	119,934 39,885
Timothy E. Waller Senior Vice President, Americas and Chief Technology Officer	2002	206,667	27,000	—	—	35,000	66,923

(1)
In accordance with the rules of the SEC, the compensation set forth in the table does not include medical insurance, group life insurance or other benefits, securities or property that do not exceed the lesser of $50,000 or 10% of the person's salary and bonus shown in the table.

(2)
Options granted to the Named Executive Officers were granted at fair market value on the date of grant as determined by our Compensation and Benefits Committee.

(3)
Amounts shown as 2002 and 2001 compensation reflect compensation paid by us. The amounts shown as 2000 compensation reflect compensation paid by IMS HEALTH for the first seven months of 2000 and by us for the last five months of 2000.

(4)
Amounts shown for 2001 and 2000 represent cash bonuses earned in a given fiscal year and generally paid in the following fiscal year; for 2002, reflects cash bonuses earned and paid in fiscal year 2002 and 2003. For Mr. Farren in 2002, reflects special, one-time bonus award of $15,000. The fiscal year ended December 31, 2000 bonus amounts shown include, for Mr. Yetter, cash bonuses earned under IMS HEALTH's Executive Annual Incentive Plan for the first seven months of 2000 and by us during the last five months of 2000.

(5)
Amount represents restricted share units (Performance Accelerated Restricted Stock Units ("PARS")) that we granted in 2002, 2001 and 2000. For Mr. Yetter in 2001, represents 30,420

  PARS which fully vest after seven years; for Mr. Yetter in 2000, represents 73,008 PARS which fully vest after five years. For Mr. Napoleon in 2001, represents 12,444 PARS which fully vest after seven years. Both awards in 2001 and 2000 may be accelerated to vest as soon as three years (two years for the 2000 award) if certain earnings, revenue and stock price hurdles are achieved. At December 31, 2002, Mr. Yetter held 103,428 PARS with a value of $96,188 and Mr. Napoleon held 12,444 PARS with a value of $11,573.

(6)
Includes contributions under the Savings Plan and Savings Equalization Plan as follows:

	Contributions under the Savings Plan and Savings Equalization Plan
	2000	2001	2002
Mr. Yetter	$4,125	$13,452	$18,206
Mr. Farren	—	—	—
Mr. Napoleon	—	—	$1,939
Mr. Tyson	—	$37,594	$43,362
Mr. Waller	—	—	$917

  Note: For Mr. Tyson above, represents contributions under our UK pension plan (£27,262 for 2002 and £25,887 for 2001).

  Also, included in All Other Compensation are investment plan earnings in the following amounts: Mr. Yetter, $111 for 2002, $214 for 2001; Mr. Napoleon, $12 for 2002; and Mr. Waller, $6 for 2002. Includes life insurance premiums for Mr. Yetter in the amount of $4,769 and for Mr. Tyson in the amount of $1,250 for 2002 and $2,291 for 2001. Mr. Napoleon's total includes relocation expense reimbursement of $13,209 in 2002 (fully deductible by us) and $140,661 in 2001 (of which, $19,570 is deductible by us and non-taxable to Mr. Napoleon and $121,091 non-deductible by us and taxable to Mr. Napoleon). Mr. Farren also received $10,362 in 2001 in non-deductible, taxable relocation expense reimbursement.

  In addition, a portion of the amounts reflected in All Other Compensation for 2002 is consideration attributed to re-negotiated contracts with our Named Executive Officers in the following amounts: Mr. Yetter, $100,000; Mr. Farren, $66,000; Mr. Napoleon, $342,525; Mr. Tyson, $76,572; and Mr. Waller, $66,000. For more information, see "—Change-in-Control Agreements" and "—Employment Agreements".

(7)
Mr. Farren's salary for 2001 includes a one-time payment for expanded responsibilities due to the organization's restructuring.

(8)
Mr. Tyson works in our UK office and receives compensation in British Sterling. All compensation amounts have been translated to US dollars using a foreign exchange ratio of $1.00 US Dollar per £0.6287 UK Pound for 2002 and £0.6886 for 2001.

Option Grants in 2002

        The following table provides certain information concerning individual grants of stock options made during 2002 to our Named Executive Officers.

	Individual Grants
		Percent of Total Options Granted to Employees In Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted(#)(1)
Name			Exercise Price Per Share($)	Expiration Date
					0%	5%	10%
Wayne P. Yetter	—	n/a	n/a	n/a	—	—	—
Clifford A. Farren, Jr.	35,000	6.2%	0.41	10/28/2012	—	$9,025	$22,870
Vincent J. Napoleon	25,000	4.4%	0.41	10/28/2012	—	$6,446	$16,336
Kenneth Tyson	35,000	6.2%	0.41	10/28/2012	—	$9,025	$22,870
Timothy E. Waller	35,000	6.2%	0.41	10/28/2012	—	$9,025	$22,870
All Stockholders(2)	n/a	n/a	n/a	n/a	—	$6,997,762	$17,733,703

(1)
All stock options were granted pursuant to the SYNAVANT 2000 Stock Incentive Plan at an exercise price not less than fair market value on the date they were granted. All options vest over three years, 1/3 per year, beginning on the first anniversary of the grant date subject to accelerated vesting upon a change in control.

(2)
Based on 15,242,578 total shares outstanding on March 19, 2003, and stock price appreciation from a base share price of $0.73, the weighted-average exercise price of all options granted in the fiscal year ended December 31, 2002.

Aggregated Option Exercises in 2002
And Year-End Option Values

        The following table provides certain information concerning the number and value of exercised and unexercised options held by our Named Executive Officers as of the end of fiscal year ended December 31, 2002. Our Named Executive Officers exercised no options in 2002.

	Number of Shares Acquired On Exercise(#)		Number of Securities Underlying Unexercised Options at Fiscal Year End(#)		Value of Unexercised In-the-Money Options at Fiscal Year End($)(1)
		Dollar Value Realized ($)
Name
			Exercisable	Unexercisable	Exercisable	Unexercisable
Wayne P. Yetter	—	—	474,346	184,295	—	—
Clifford A. Farren, Jr.	—	—	269,722	88,910	—	18,200
Vincent J. Napoleon	—	—	43,333	61,667	—	13,000
Kenneth Tyson	—	—	81,152	105,576	—	18,200
Timothy E. Waller	—	—	57,434	88,718	—	18,200

(1)
Dollar values were calculated determining the difference between the fair market value of the underlying securities on December 31, 2002, $0.93, and the exercise price of the options.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2002, with respect to our compensation plans under which our equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities already issued
Equity compensation plans approved by stockholders(1)	7,971,729	$8.57	1,028,836
Equity compensation plans not approved by stockholders	N/A	N/A	N/A

(1)
Consists of 571,164 shares subject to awards granted under our 2000 Stock Incentive Plan and 7,400,565 shares subject to awards under our 2000 Replacement Plan for IMS Health Incorporated Equity Awards (the "Replacement Plan"). All of the awards granted under the Replacement Plan consist of stock options. Of the awards granted under our 2000 Stock Incentive Plan, 305,028 shares are issuable upon the exercise of stock options, 234,065 shares consist of restricted stock units and 32,071 shares consist of deferred stock units issued to our non-employee Directors.

STOCK PERFORMANCE GRAPH

        Set forth below is a line graph comparing the change in the cumulative total stockholder return on our Common Stock, the Nasdaq National Market Index and the Russell 3000 Index for the period commencing on September 1, 2000, the date following our spin-off from IMS HEALTH and ending December 31, 2002, the last trading day of the year (the "Measuring Period"). The graph assumes that the value of the investment in our Common Stock and each index was $100 on September 1, 2000. Our prior proxy statements included the H&Q Technology Index rather that the Russell 3000 Index. However, the H&Q Technology Index is no longer active.

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG SYNAVANT, NASDAQ INDEX
AND RUSSELL 3000 INDEX

Measurement Period	SYNAVANT Inc.	Russell 3000	Nasdaq Stock Market
09/01/00	100.00	100.00	100.00
12/29/00	52.11	86.25	58.35
12/31/01	44.44	75.36	46.06
12/31/02	10.33	58.17	31.54

Compensation Committee Interlocks and Insider Participation

        The following non-employee Directors were the members of the Compensation and Benefits Committee of the Board of Directors during 2002: Messrs. Kamerschen (Chairman), Fuchs and Lockhart. None of the current members of the Compensation and Benefits Committee has any direct or indirect material interest in us outside of his position as a Director. Messrs. Kamerschen and Lockhart also serve on the Board of Directors for IMS HEALTH.

COMPENSATION AND BENEFITS COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

        The Compensation and Benefits Committee reviews and approves the cash and equity components of the compensation programs for our senior executives. Equity based compensation for all executive officers is reviewed and approved by the Compensation and Benefits Committee.

        We rely heavily on incentive compensation programs to motivate superior performance, both short- and long-term. These programs, which provide compensation in cash and stock, place a major portion of our senior executives' compensation at risk. Compensation under these programs varies, depending on our performance as a whole. Such programs hold executives directly accountable for results and promote a sharp and continuing focus on building stockholder value.

        Philosophy.    The Compensation and Benefits Committee and the Board of Directors believe that to build stockholder value we should closely align the financial interests of our employees with the financial interests of our stockholders. Moreover, we believe that top-caliber executives and employees can drive stockholder value, in particular, by delivering customer satisfaction. We want senior executives to operate our business with a long-term perspective, while striving to deliver annual results, in accordance with our approved strategy and growth objectives.

        The Compensation and Benefits Committee believes it is important that senior executives establish and maintain an equity ownership in us. We further believe that this ownership should be a significant portion of the executive's wealth. As such, the Compensation and Benefits Committee has established stock ownership requirements for those officers known as the Board Review Group. Ownership guidelines range from 110,000 shares for the Chief Executive Officer to 50,000 shares for other officers. The Compensation and Benefits Committee has decided to allow executives three years to achieve one-half of the requirement and must fully meet the ownership requirement after five years. Stock ownership is defined to include: (a) shares owned outright by the executive or family members, (b) 25% of any equity awards and (c) shares held in 401(k), savings programs and the Employee Stock Purchase Plan ("ESPP"). At least 25% of net shares acquired upon exercise of options must not be sold, unless ownership guidelines are met.

        In determining compensation opportunities and payments to executives, we look at the competitive opportunities and payments among a comparator group of companies. The companies used for comparison purposes include several customer relationship management providers, e-healthcare related organizations and other healthcare information technology providers.

        Compensation data for the comparator companies comes from benchmarking surveys conducted by independent compensation consultants. In reviewing the data, we take into account how our compensation policies and overall performance compare to similar indices for the comparator group. In general, we seek to target an executive's total compensation opportunity, earnable based on our strong performance, between the 50th and 75th percentile of comparator group compensation for the corresponding position. In a review of the compensation opportunities provided to the five Named Executive Officers, overall, for fiscal year ended December 31, 2002, the actual pay positioning ranked at approximately the 50th percentile. While base salaries and total cash compensation were, overall, at market median, the long-term incentive opportunity ranked below market median. Our decisions, however, take into account other factors including individual, business unit and our overall performance and stockholder returns.

        Base Salary.    Base salary compensates an executive for ongoing performance of assigned responsibilities. The Compensation and Benefits Committee reviews base salaries annually. In determining whether to adjust the base salary of an executive, including our Chief Executive Officer, we take into account salaries paid for comparable positions at other companies, changes in the executive's responsibilities, the individual performance of the executive and our compensation philosophy favoring variable performance-based compensation. No specific weights are applied to these factors in determining base salary adjustments. For 2002, we approved minimal salary increases (generally merit increases) for some executive officers to preserve our competitive positioning in the marketplace for executive talent. Additionally, for 2002, we gave consideration to our financial performance, restructuring of our organization and the departure of a senior executive officer in determining the size of the salary increases for the five Named Executive Officers.

        Annual Cash Incentives.    An annual incentive generally rewards an executive for financial results achieved for the year. These awards depend on the level of achievement of financial targets set at the beginning of the plan year. For 2002, we set financial targets based on the performance measures of revenue growth and Earnings Before Interest, Tax, Depreciation, & Amortization ("EBITDA"). For our group or regional executives, their bonus is based, in part, on their group or regional revenue and EBITDA results. Additionally, we measure and review annually our achievement toward our "leading indicators," which are performance objectives which focus on specific clients and geographic areas.

        With respect to each performance measure, the executive does not earn an annual incentive unless performance exceeds a predetermined "floor" for that measure. The bonus opportunity with respect to a measure is earned if the target is achieved, with performance between the floor and the target resulting in a lower bonus with respect to that performance measure. An amount larger than the bonus opportunity for each performance measure can be earned, up to a specific limit, for exceeding the target for that measure.

        In 2002, our financial performance was, overall, below targeted performance for the incentive plan. Some factors that were either beyond our executives' control or were difficult to forecast contributed to the performance shortfall, such as an economic slowdown, delays in customer purchase decisions, and a significant restructuring. In recognition of these factors, as well as the achievement of certain Individual Performance Objectives (IPO's), the Board of Directors authorized a bonus payment ranging up to 15% of base salary for the five Named Executive Officers. Additionally, for group or regional executives, their bonus payment may reflect achievement of group or regional financial results.

        Stock Options.    We use stock options as our primary long-term incentive mechanism because options reward executives to the extent that the market value of the underlying shares, and hence stockholder value, has increased. Factors considered, although not weighted, when we determine senior executive options grants, include:

  •
  competitiveness of total compensation;

  •
  level of responsibility;

  •
  individual performance;

  •
  potential future contributions; and

  •
  reward incentive to sustain the effort required to enhance stockholder value over the long-term.

        We believe this approach effectively aligns executive interests and stockholder interests, reinforces an entrepreneurial mindset, builds a high-performance culture and increases the "at risk" portion of each executive's compensation. This program also helps us to attract and retain high quality personnel in an increasingly competitive employment market. In 2002, each of our Named Executive Officers, except Mr. Yetter, received a stock option award under the program with an exercise price equal to the fair market value of the stock on the date granted.

        Other Benefits.    We provide a variety of employment benefits to be competitive in attracting and retaining talented executives to work for us. Among the more important are severance benefits provided under our Employee Protection Plan and retention and severance benefits provided in Change-in-Control Agreements entered into with executives.

        In 2002, we entered into new agreements with each of our five Named Executive Officers. These new agreements were drafted in order to retain and motivate our executive talent through consummation of anticipated corporate financial restructurings and transactions, including but not limited to planned asset sales, divestitures and/or mergers. The Compensation and Benefits Committee felt it was in the best interest of stockholders that when these transactions occur, it is imperative that we preserve the nature of the transaction and executive talent be retained and motivated before, during, and after the close of any transaction. Because of this, the Compensation and Benefits Committee, and the full Board of Directors, entered into new agreements with each Named Executive Officer. Each agreement with Named Executive Officers is detailed in the sections "Change-in-Control Agreements" and "Employment Agreements," but generally these agreements provide enhanced benefits to us in the following fashion: non-competition, non-solicitation, and non-disclosure; retention or stay bonuses; and/or modified severance benefits in the event of termination pursuant to a Change-in-Control transaction.

        The Compensation and Benefits Committee evaluates our compensation policies and procedures with respect to executives on an ongoing basis. Although the Compensation and Benefits Committee believes that current compensation policies have been successful in aligning the financial interests of executive officers with those of our stockholders and with our performance, it continues to examine what modifications, if any, should be implemented to further link executive compensation with both individual and our performance.

        Compensation of the Chief Executive Officer.    In 2002, our Chief Executive Officer was paid a base salary of $550,000, which reflects no change from 2001 to 2002. Further, Mr. Yetter did not receive a bonus for fiscal year 2002. The Compensation and Benefits Committee believes the cash compensation that we paid was commensurate with Mr. Yetter's performance.

        The Compensation and Benefits Committee believes that it is very important to motivate and encourage the Chief Executive Officer to drive financial performance and stock price increases. As such, we believe in setting a competitive pay package with opportunities for pay to increase as our performance increases. We considered several factors in setting Mr. Yetter's compensation package, including such quantitative factors as increases in revenues, earnings, stock price appreciation and other financial performance metrics. We also consider qualitative factors, such as leadership and vision, innovativeness, quality and teamwork.

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits amounts that can be deducted for compensation paid to certain executives to $1,000,000 unless certain requirements are met. No executive officer has received compensation in excess of $1,000,000 and therefore there are no compensation amounts that are nondeductible at present. The Compensation and Benefits Committee will continue to monitor the applicability of Section 162(m) to our compensation program.

        No member of the Compensation and Benefits Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation and Benefits Committee.

        Submitted by the Compensation and Benefits Committee of the Board of Directors.

                      Robert J. Kamerschen (Chairman)
                      Peter H. Fuchs
                      H. Eugene Lockhart

Change-in-Control Agreements

        In December 2002, we amended and restated certain Change-in-Control Agreements (the "CIC Agreements") that we had entered into with Messrs. Yetter, Napoleon and Farren. The purpose of the amendments was to defer funding requirements for potential obligations under the CIC Agreements, revise severance benefits and obtain certain restrictive covenants. Under the CIC Agreements, the following events constitute a "potential change in control":

  •
  our entering into an agreement that, if consummated, would result in a "change in control," as discussed below;

  •
  the public announcement by any person of an intention to take or to consider taking actions that if consummated would result in a change in control; or

  •
  our Board of Directors' adoption of a resolution to the effect that a potential change in control has occurred.

        Under the CIC Agreements, each of these executives has committed to remain in our employ for 180 days following a potential change in control in order to maintain stable operations while a change in control proceeds, although an executive may terminate his CIC Agreement before such date for "good reason," as discussed below.

        Upon the consummation of a change-in-control transaction, we must deposit into a "rabbi" trust a sufficient amount of funds to fund all of our potential obligations under the agreements. Under the original CIC agreements, we were required to fund a "rabbi" trust upon a potential change-in-control, which would have occurred upon the exercise of an agreement to sell all or substantially all of our assets.

        As consideration for agreeing to amend and restate his CIC Agreement, we paid Mr. Yetter $100,000, Mr. Napoleon $342,525 and Mr. Farren $66,000. In Mr. Napoleon's case, this payment was also in lieu of any severance payments to which he might otherwise be entitled in the event his employment is terminated under circumstances not governed by his CIC Agreement. In addition, we paid Mr. Napoleon $23,175 and Mr. Farren $22,000 as their 2002 annual bonus.

        Each of the CIC Agreements has a one-year term that automatically renews for additional one-year terms unless either party gives notice on or before September 30th of the preceding year that the CIC Agreement will not be renewed.

        If within two years following a change in control, we terminate any of the executives' employment with "cause" or if he resigns under circumstances not constituting "good reason," he will only be entitled to amounts otherwise owed him and amounts payable under then-existing employee benefit programs. If we terminate any of the executives' employment within two years following a change in control without "cause" or if he resigns under circumstances constituting "good reason," he will be entitled to:

  •
  accrued but unpaid base salary and amounts due under our compensation or benefit plans through the date of termination;

  •
  a lump sum severance payment equal to a multiple of the sum of his base salary and his annual target bonus for the year in which the change of control occurs, which multiple is 1.5 for Mr. Yetter, 2.0 for Mr. Napoleon and 1.75 for Mr. Farren;

  •
  a prorated portion of the target bonus for the year and any other applicable performance period during which the change of control occurred;

  •
  life and health insurance benefits for 36 months after termination for Messrs. Yetter and Napoleon and 24 months for Mr. Farren; and

  •
  certain retiree medical and life benefits commencing at age 55.

        Under the CIC Agreements, a termination is with "cause" if it is due to either the executive's willful and continued failure to substantially perform his duties, which failure is demonstrably and materially damaging to our financial condition or reputation, or on account of the executive's willful engagement in conduct that is demonstrably and materially injurious to us.

        Under the CIC Agreements, "good reason" generally means, without the executive's written consent, the occurrence after a change of control of any of the following:

  •
  the assignment of any duties inconsistent with the executive's position;

  •
  a reduction in the executive's annual base salary, target bonus or perquisites;

  •
  the executive's relocation to a location more than 50 miles away from Atlanta, Georgia;

  •
  our failure to pay the executive any portion of his compensation or installment on deferred compensation or to continue in effect any material compensation or benefit plan in which the executive participates;

  •
  our failure to obtain a satisfactory agreement from any successor to agree to perform under the terms of the CIC Agreements; or

  •
  any termination of the executive's employment that is not effected by delivery of a notice of termination meeting certain requirements.

        Under the CIC Agreements, a "change in control" occurs if:

  •
  a person or group becomes a beneficial owner of 20% or more of the combined voting power of our securities;

  •
  a majority of our Board of Directors changes in a 24-month period without the specified approval of incumbent Directors;

  •
  our stockholders approve a merger with another entity (unless our outstanding voting securities immediately prior to such merger continue to represent more than 66 2/3% of the voting power of the surviving entity and no person holds 20% or more of the voting power of the surviving entity); or

  •
  our stockholders approve a sale of substantially all of our assets or a liquidation of our assets.

        In addition, our Board of Directors retains the discretion under the CIC Agreements to determine that other events will be treated as a change in control.

        If the payments under the CIC Agreements trigger the "golden parachute" excise tax, we will pay an additional amount so that the executive's after-tax benefits are the same as though no excise tax had applied, except that, if reducing the lump-sum severance payment by up to 15% would avoid the excise tax, we will instead reduce such payment by an amount sufficient to avoid the tax. We will reimburse each executive for expenses incurred in enforcing the CIC Agreements unless incurred in bad faith.

        Messrs. Yetter, Napoleon and Farren have each agreed that during his employment with us or any successors in interest and for a period of two years thereafter, he will not do any of the following within certain counties comprising metropolitan Atlanta and in certain portions of New Jersey:

  •
  compete with any business owned or operated by us or our subsidiaries involving the sale, representation or marketing of computer programs for the collection or dissemination of sales or marketing information for pharmaceutical manufacturers or manufacturers of biotech or vaccine products;

  •
  employ or recruit any person who was, during the 12 preceding months, employed by us or our successors in interest;

  •
  recruit, solicit, contact or divert any of customers of us or our successors in interest to become customers of a competing business; or

  •
  disclose any of our confidential, non-public information.

        As consideration for entering into these restrictive covenants, we agreed to pay Mr. Yetter $1,500,000, Mr. Napoleon $75,000 and Mr. Farren $100,000, in each case within 10 business days following the termination of his employment for any reason.

        Under our stock option plans, unvested stock options held by executives and other employees will accelerate and become vested upon a change in control. For this purpose, a "change in control" means the same thing as under the CIC Agreements.

Employment Agreements

        For two key executives, CIC Agreements were replaced by Employment Agreements.

        Timothy E. Waller.    Effective December 20, 2002, we entered into an Employment Agreement with Timothy Waller, our Senior Vice President, Americas, and Chief Technology Officer. The agreement will terminate on the earlier of: (a) the first anniversary of the later of the date on which a sale of a majority of our assets is consummated and the date on which we are acquired pursuant to a merger; (b) the termination of Mr. Waller's employment pursuant to the terms of the agreement; and (c) the date on which our Board of Directors determines that either or both of the sale of a majority of our assets and our acquisition pursuant to a merger will not occur. Mr. Waller received an $88,000 signing bonus upon the execution of the agreement and during the term of the agreement will receive an annual base salary of not less than $207,589 and will be eligible to receive an incentive bonus. If Mr. Waller remains employed by us on the first anniversary of the later of the date on which a sale of a majority of our assets is consummated and the date on which we are acquired pursuant to a merger, Mr. Waller will be entitled to receive a retention bonus in the amount of $530,000.

        Under Mr. Waller's agreement, a termination is for cause if it is due to either his willful and continued failure to substantially perform his duties, which failure is demonstrably and materially damaging to our financial condition or reputation, or on account of his willful engagement in conduct that is demonstrably and materially injurious to us.

        Under the agreement, "good reason" generally means, without Mr. Waller's written consent, the occurrence after a change of control of any of the following:

  •
  the assignment of any duties inconsistent with his position;

  •
  a reduction in his annual base salary, target bonus or perquisites, except for across-the-board reductions similarly affecting all of our senior executives;

  •
  his relocation to a location more than 50 miles away from Atlanta, Georgia; or

  •
  our failure to pay the executive any portion of his compensation within 10 business days of it being due.

However, none of these occurrences will constitute "good reason" if they are a result of the occurrence of a sale of a majority of our assets or our acquisition pursuant to a merger.

        If during the term of Mr. Waller's agreement, but after the later of the date on which a sale of a majority of our assets is consummated and the date on which we are acquired pursuant to a merger, Mr. Waller's employment is terminated by him or by us, he will be entitled to:

  •
  accrued but unpaid base salary and amounts due under our compensation or benefit plans through the date of termination;

  •
  a prorated portion of the target bonus for the year and any other applicable performance period during which the change of control occurred;

  •
  life and health insurance benefits for 24 months after termination;

  •
  certain retiree medical and life benefits commencing at age 55; and

  •
  unless such termination was by us for cause or by Mr. Waller without good reason, a lump sum payment of $530,000.

        If the payments under Mr. Waller's agreement trigger the "golden parachute" excise tax, we will pay an additional amount so that Mr. Waller's after-tax benefits are the same as though no excise tax had applied, except that, if reducing the lump-sum severance payment by up to 15% would avoid the excise tax, we will instead reduce such payment by an amount sufficient to avoid the tax. We will reimburse Mr. Waller for expenses incurred in enforcing the agreement unless incurred in bad faith.

        Mr. Waller has agreed that during his employment with us or any successors in interest and for a period of one year thereafter, he will not do any of the following within certain counties comprising metropolitan Atlanta and in certain portions of New Jersey:

  •
  compete with any business owned or operated by us or our subsidiaries involving the sale, representation or marketing of computer programs for the collection or dissemination of sales or marketing information for pharmaceutical manufacturers or manufacturers of biotech or vaccine products;

  •
  employ or recruit any person who was, during the 12 preceding months, employed by us or our successors in interest;

  •
  recruit, solicit, contact or divert any of customers of us or our successors in interest to become customers of a competing business; or

  •
  disclose any of our confidential, non-public information.

        As consideration for Mr. Waller's agreeing to these restrictive covenants, we agreed to pay Mr. Waller $130,000 within 10 business days after the termination of his employment for any reason.

        Kenneth Tyson.    Effective February 5, 2003, we entered into an Employment Agreement with Kenneth Tyson, our Senior Vice President, International. The agreement will continue in effect until the first anniversary of the later of the date on which a sale of a majority of our assets is consummated and the date on which we are acquired pursuant to a merger, on which such later date the term will automatically renew for additional 12 month periods, unless earlier terminated: (a) pursuant to the terms of the agreement; (b) due to our Board of Directors' determination that either or both the sale of a majority of our assets and our acquisition pursuant to a merger will not occur; or (c) upon 52 weeks' written notice by either party. Mr. Tyson received an $12,755 signing bonus upon the execution of the agreement and during the term of the agreement will receive an annual base salary of not less than $284,715 and will be eligible to receive an incentive bonus. If Mr. Tyson remains employed by us on the first anniversary of the later of the date on which a sale of a majority of our assets is consummated and the date on which we are acquired pursuant to a merger, Mr. Tyson will be entitled to receive a retention bonus in the amount of $765,720.

        Under Mr. Tyson's agreement, a termination is for cause if it is due to either his willful and continued failure to substantially perform his duties, which failure is demonstrably and materially damaging to our financial condition or reputation, or on account of his willful engagement in conduct that is demonstrably and materially injurious to us.

        Under the agreement, "good reason" generally means, without Mr. Tyson's written consent, the occurrence after a change of control of any of the following:

  •
  the assignment of any duties inconsistent with his position;

  •
  a reduction in his annual base salary, target bonus or perquisites, except for across-the-board reductions similarly affecting all of our senior executives;

  •
  his relocation to a location more than 50 miles away from Denham, England; or

  •
  our failure to pay the executive any portion of his compensation within 10 business days of it being due.

        If after the later of the date on which a sale of a majority of our assets is consummated and the date on which we are acquired pursuant to a merger, but before the first anniversary of such later date, Mr. Tyson's employment is terminated by him or by us, he will be entitled to:

  •
  accrued but unpaid base salary and amounts due under our compensation or benefit plans through the date of termination;

  •
  a prorated portion of the target bonus for the year and any other applicable performance period during which the change of control occurred;

  •
  life and health insurance benefits for 24 months after termination;

  •
  certain retiree medical and life benefits commencing at age 55; and

  •
  unless such termination was by us for cause or by Mr. Tyson without good reason, a lump sum payment of $765,720.

        After the first anniversary of the later of the date on which a sale of a majority of our assets is consummated and the date on which we are acquired pursuant to a merger, we will be required to give Mr. Tyson at least 52 weeks' notice of our intention to terminate his employment, regardless of the reason for such termination. Alternatively, we may pay Mr. Tyson's base salary for 52 weeks in lieu of giving such notice.

        Mr. Tyson has agreed that during the term of his agreement and for a period of six months thereafter, he will not do any of the following within any country or state where we conduct business:

  •
  compete with any business owned or operated by us or our subsidiaries with which, pursuant to Mr. Tyson's duties, he was materially involved during the six months prior to the termination of his employment;

  •
  while working for a competing business, encourage any person who was our employee during the prior six months to terminate their employment with us;

  •
  induce or encourage our customers to transfer or remove business from us;

  •
  solicit or accept business from our customers; or

  •
  disclose any of our confidential, non-public information.

Employee Protection Plan

        The SYNAVANT Employee Protection Plan (the "EPP") provides severance benefits to certain employees, including executive officers, other than the covered executives whose employment agreements specifically provide that they will not be entitled to participate in the EPP. The EPP generally provides for the payment of severance benefits if employment is terminated, unless the employment was terminated:

  •
  by us for cause;

  •
  by us as a result of the employee's unsatisfactory performance;

  •
  by the employee without our written consent; or

  •
  by the employee following an offer of employment in a comparable position with us or an affiliate.

In the event of an eligible termination, the employee will be entitled to salary and benefits continuation for between 4 weeks and 104 weeks, depending on the position of the employee and the years of service with us. Benefits under the EPP cease at such time as the employee earns or accrues compensation from any new employer or other third party. The grant of severance benefits under the EPP is conditioned upon an employee's signing a Severance Agreement and Release.

        In addition to continuation of salary, the EPP provides to eligible terminated employees:

  •
  continued medical, dental and life insurance coverage throughout the salary continuation period;

  •
  payment of the annual bonus for the year of termination that would have been paid if employment continued, prorated to reflect the number of months worked during that year, but only if the employee worked for at least six months in that year and only if termination was not due to the employee's unsatisfactory performance; and

  •
  outplacement services and financial counseling services to the extent afforded immediately prior to termination, unless the termination was due to unsatisfactory job performance.

        Our Chief Executive Officer retains discretion to increase or decrease EPP benefits for executives and other employees, provided such decision is reported to the Compensation and Benefits Committee.

Indemnification and Limitation of Liability for Directors and Officers

        Our Amended and Restated Certificate of Incorporation provides that we will indemnify Directors and officers to the fullest extent permitted by the laws of the State of Delaware. Our Amended and Restated Certificate of Incorporation also provides that our Directors will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended.

        The indemnification rights conferred by our Amended and Restated Certificate of Incorporation are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. We will also provide liability insurance for the Directors and officers for certain losses arising from claims or charges made against them, while acting in their capacities as Directors or officers.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has appointed PricewaterhouseCoopers LLP ("PricewaterhouseCoopers"), independent auditors, to audit our financial statements for the fiscal year ending December 31, 2003, and seeks ratification of such appointment. In the event of a negative vote on such ratification, the Board will reconsider its appointment.

        We expect one or more representatives of PricewaterhouseCoopers will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire to do so and to respond to appropriate questions.

        Audit Fees.    During the fiscal years ended December 31, 2002, and December 31, 2001, the aggregate fees billed by PricewaterhouseCoopers for the audit of our financial statements for such fiscal years and for the limited reviews of our interim financial statements during such fiscal years were $499,000 and $380,000, respectively.

        Audit-Related Fees.    During the fiscal years ended December 31, 2002, and December 31, 2001, the aggregate fees billed by PricewaterhouseCoopers for assurance and other services related to such audit and review were $248,000 and $173,000, respectively. Audit-related fees include fees for audits of our financial statements of certain international statutory entities, international employee benefit plans and transaction-related assistance.

        Tax Fees.    During the fiscal years ended December 31, 2002, and December 31, 2001, the aggregate fees billed by PricewaterhouseCoopers for professional services relating to tax compliance, tax advice and tax planning were $401,000 and $329,000, respectively.

        All Other Fees.    During the fiscal year ended December 31, 2001, the aggregate fees billed by PricewaterhouseCoopers for professional services other than audit and tax fees were $25,000. These fees related to advisory services performed at certain international locations. PricewaterhouseCoopers did not bill any fees for professional services other than audit and tax fees during the fiscal year ended December 31, 2002.

        The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers as our independent auditors.

AUDIT COMMITTEE REPORT

        In accordance with its written charter adopted by the Board of Directors, a copy of which is attached as Exhibit A, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. The Audit Committee recommends to the Board of Directors, subject to stockholder approval, the selection of our independent accountants.

        Management is responsible for our internal controls. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee has general oversight responsibility with respect to our financial reporting and reviews the results and scope of the audit and other services provided by our independent auditors.

        In this context, the Audit Committee has met and held discussions with management and our independent auditors. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with U.S. Generally Accepted Accounting Principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and our independent auditors. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        Our independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence.

        Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2002, filed with the SEC.

        Submitted by the Audit Committee of the Board of Directors:

                      Barry L. Williams (Chairman)
                      Peter H. Fuchs
                      Mary A. Madden

        Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Compensation and Benefits Committee Report on Executive Compensation, the Audit Committee Report and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

CERTAIN TRANSACTIONS

        There were no transactions during 2002 to which we were a party, in which the amount involved exceeded $60,000 and in which any of our Directors or executive officers, any 5% stockholder, or any member of the immediate family of any of those persons were involved.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, executive officers and persons who own more than 10% of our outstanding Common Stock to file with the SEC reports of their ownership and changes in ownership of our Common Stock held by such persons. Officers, Directors and stockholders owning more than 10% of our Common Stock are also required to furnish us with copies of all forms they file under this provision. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, all Section 16(a) filing requirements applicable to our officers, Directors and principal stockholders were met during 2002, with the exception of a Form 3 Initial Statement of Beneficial Ownership of Securities that Glenview Capital Management, LLC, and certain related entities (collectively, "Glenview") neglected to file and 38 transactions that Glenview neglected to report on a Form 4 Statement of Changes in Beneficial Ownership of Securities.

GENERAL INFORMATION

Stockholder Proposals for 2004 Annual Meeting

        In order to be considered for inclusion in the proxy statement and proxy to be used in connection with our 2004 Annual Meeting of Stockholders, stockholder proposals must be received by our Secretary no later than December 5, 2003.

        Our bylaws contain procedures that stockholders must follow in order to present business at an annual or special meeting of stockholders. A stockholder may obtain a copy of these procedures from our Secretary. In addition to other applicable requirements, for business to be properly brought before the 2004 Annual Meeting, a stockholder must have given timely notice of the matter to be presented at the meeting in a proper written form to our Secretary. To be timely, the Secretary must receive the notice at our principal offices not less than 70 nor more than 90 days prior to the anniversary date of the Annual Meeting. In the case where an annual meeting is advanced by more than 20 days, or delayed by more than 70 days of the anniversary date of the immediately preceding annual meeting of stockholders, the Secretary must receive notice not earlier than the ninetieth day and not later than the close of business on the later of the seventieth day prior to such Annual Meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Only stockholder proposals that are presented in accordance with established procedures will be eligible for consideration at a meeting. Accordingly, in order for a stockholder to give timely notice of his intent to submit a proposal (not intended to be included in our proxy statement) at our 2004 Annual Meeting, the proposal must be received after January 31, 2004, and not later than February 20, 2004.

Financial Information

        Detailed financial information regarding us is included in our Annual Report on Form 10-K that is being mailed to our stockholders together with the Annual Report and this Proxy Statement.

Form 10-K

        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, that was filed with the SEC, is included in the Annual Report. Copies are also available to stockholders who make written request therefor to us at 3445 Peachtree Road, NE, Suite 1400, Atlanta, Georgia 30326,

Attention: Vincent J. Napoleon. Copies of exhibits and documents filed with that report or referenced therein will be furnished to stockholders of record upon request.

Solicitations of Proxies

        We will pay the cost of soliciting Proxies. This solicitation is being made by mail, but may also be made by telephone or in person by our officers and employees. We will reimburse brokerage firms, nominees, custodians, and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners.

OTHER MATTERS

        Our management is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement. However, should any other matter requiring a vote of the stockholders arise, the representatives named on the accompanying Proxy will vote in accordance with their best judgment as to the interest of us and our stockholders.

                      By Order of The Board of Directors

                      Wayne P. Yetter
                       Chairman of the Board of Directors
                      and Chief Executive Officer

Exhibit A

SYNAVANT Inc. Audit Committee Charter

SYNAVANT INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.    PURPOSE

        The Audit Committee shall provide assistance to the Board of Directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. The Audit Committee's primary duties and responsibilities are to:

  •
  Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.
  •
  Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Corporation.
  •
  Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

        The function of the Audit Committee is oversight. The management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation's financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for planning and carrying out proper audits and reviews, including reviews of the Corporation's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q with the Securities and Exchange Commission (the "SEC"). The independent accountants are ultimately accountable to the Board of Directors and the Audit Committee. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Corporation and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation that it receives information from and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

        The Audit Committee will fulfill its responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II.    COMPOSITION

        The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall not be an officer or employee of the Company or its subsidiaries, shall not have any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and shall otherwise satisfy the applicable membership requirements under the rules of the National Association of Securities Dealers, Inc., and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise, or shall otherwise satisfy the applicable membership requirements under the rules of the Nasdaq National Market System, Inc., as such requirements are interpreted by the Board of Directors in its business judgement.

        The members of the Audit Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board of Directors or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board of Directors, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

III.    MEETINGS

        The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the individual in charge of the internal auditing function of the Corporation and the independent accountants, respectively, to discuss any matters that the Audit Committee or each of these groups believes should be discussed in private. In addition, the Audit Committee, its Chairperson or any other committee member designated by the Chairperson should meet with the independent accountants and management quarterly, prior to the filing of the Corporation's quarterly report on Form 10-Q with the SEC, to review the Corporation's financial results consistent with Section IV.3 below.

IV.    RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties the Audit Committee shall:

  Documents, Reports and Review

1.
Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board of Directors, as conditions dictate, to update this Charter.
2.
Review with management and the independent accountants the Corporation's annual audited financial statements. Discuss with the independent accountants matters required to be discussed by the Statements of Auditing Standards. Based on these reviews and discussions (and those in Sections IV.7 and .8), the Audit Committee shall determine whether to recommend to the Board of Directors that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.
3.
Review with management and the independent accountants the interim financial statements prior to the filing of the Corporation's quarterly report on Form 10-Q. The Chairperson of the Audit Committee, or any other member of the Audit Committee designated by the Chairperson, may represent the entire Audit Committee for purposes of this review.

  Independent Accountants

4.
Review the performance of the independent accountants and make recommendations to the Board of Directors regarding the reappointment or termination of the independent accountants. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants.
5.
Oversee independence of the accountants by:
•
ensuring that the Audit Committee receives from the accountants, on at least an annual basis, a formal written statement delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1 ("ISB No. 1");

  •
  reviewing and actively discussing with the Board of Directors, if necessary, and the accountants, on a periodic basis, any disclosed relationships or services between the accountants and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the accountants; and
  •
  recommending, if necessary, that the Board of Directors take certain action to satisfy itself of the accountants' independence.

  Internal Control and Financial Reporting Process

6.
In conjunction with the independent accountants and the internal auditing function, review the integrity of the Corporation's financial reporting processes to ensure that such processes are sufficient to prepare adequate and timely financial statements in accordance with generally accepted accounting principles.
7.
Advise management, the individual in charge of the internal auditing function and the independent accountants that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices, including major changes to the Corporation's accounting principles and practices proposed by management, the impact of proposed standards by the accounting profession and management's recommendation as to its adoption of the financial statements or any significant changes in auditing standards or audit scope applicable to the independent accountants' audit.
8.
Meet with management, the individual in charge of the internal auditing function and the independent accountants:
•
to discuss the scope of the annual audit;
•
to review the form of opinion the independent accountants propose to render to the Board of Directors and shareholders;
•
to inquire about material financial risks and significant judgments made in management's preparation of the financial statements; and
•
any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of the work or access to required information.
9.
Review and resolve any significant disagreement among management and the independent accountants or the internal auditing function.

  Legal Compliance/General

10.
Review with the Corporation's counsel any legal matter that could have a significant impact on the Corporation's financial statements.
11.
Report the results of any and all meetings of the Audit Committee through its Chairperson to the full Board of Directors.
12.
Maintain minutes or other records of meetings and activities, including interim result discussions of the Audit Committee.
13.
Prepare and resolve any report, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Corporation's annual proxy statement.

V.    RESOURCES AND AUTHORITY

        The Audit Committee shall have the resources and authority appropriate to discharge its responsibility, including the authority to engage independent accountants for special audits, reviews or other procedures and to retain special counsel and other experts or consultants.

SYNAVANT INC.
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 13, 2003
Proxy

        This proxy is solicited on behalf of our Board of Directors. The undersigned hereby constitutes and appoints Wayne P. Yetter and Vincent J. Napoleon, and each of them, the true and lawful attorneys and proxies for the undersigned, to act and vote all of the undersigned's capital stock of SYNAVANT Inc., a Delaware corporation, at the Annual Meeting of Stockholders to be held at the law firm of Womble Carlyle Sandridge & Rice PLLC, 1201 West Peachtree Street, Suite 3500, Atlanta, Georgia 30309, at 10:00 a.m. on May 13, 2003, and at any and all adjournments thereof, for the purposes of considering and acting upon the matters proposed by SYNAVANT Inc. that are identified below. This proxy when properly executed will be voted in accordance with the specifications made herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees for director listed below and all the other Proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

1.
ELECTION OF CLASS III DIRECTORS

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below)

FOR all nominees listed to the right		Robert J. Kamerschen
(except as marked to the contrary)	☐	H. Eugene Lockhart
WITHHOLD authority to vote for all nominees	☐
2.
RATIFY SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003

FOR ☐                                AGAINST ☐                                ABSTAIN ☐

FOLD AND DETACH HERE

In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or adjournment(s), including adjourning the Annual Meeting to permit, if necessary, further solicitation of proxies. This proxy may be revoked at any time prior to voting hereof.

This proxy, when properly executed, duly returned and not revoked, will be voted in accordance with the directions given by the undersigned stockholder. If no direction is made, it will be voted in favor of the election of nominees for director listed above and the other Proposal listed on this Proxy.

Dated:                                                  , 2003

Signature(s)

NOTE: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.

QuickLinks

NOTICE OF ANNUAL STOCKHOLDERS' MEETING TO BE HELD MAY 13, 2003
TABLE OF CONTENTS
VOTING INFORMATION
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
PROPOSAL 1—ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
GENERAL INFORMATION
OTHER MATTERS
SYNAVANT INC. AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER